UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 10, 2006

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On October 10, 2006 the United States Court of Appeals for the Federal Circuit affirmed the April 22, 2005 decision of the U.S. District Court for the Northern District of California granting Dolby’s motions for summary judgment that Dolby has not infringed, induced others to infringe or contributed to the infringement of United States Patent No. 5,341,457 (the “‘457 patent”) or United States Patent No. 5,627,938 (the “‘938 patent”). The ‘457 patent and the ‘938 patent generally involve a process and means for digitally encoding and decoding audio signals. Dolby previously filed these motions as part of an ongoing dispute with Lucent Technologies, Inc. and Lucent Technologies Guardian I, LLC (together “Lucent”) in which Dolby contended that Lucent was wrongly asserting that Dolby licensees using Dolby’s AC–3 audio compression technology required licenses to the ‘457 and ‘938 patents. Lucent may file a petition for a panel rehearing or a rehearing en banc with the United States Court of Appeals for the Federal Circuit or for a writ of certiorari to the United States Supreme Court.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Mark Anderson
Mark Anderson
Vice President, General Counsel and Secretary

Date: October 23, 2006

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